UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14C INFORMATION STATEMENT
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POWIN CORPORATION
(Name of Registrant as Specified In Its Charter)

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POWIN CORPORATION
20550 SW 115th Ave.
Tualatin, OR 97062

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2016 Annual Meeting of the shareholders of Powin Corporation ( “Company”), will be held  August 17, 2016, at 10:30 am Pacific Daylight Savings Time at  the Company’s headquarters located at 20550  SW 115th Ave. Tualatin, OR 97062 for the following purposes:

1.	To elect seven (7) directors to hold office until the 2017 Annual Meeting of Stockholders or until their successors are elected and qualified.

2.	To ratify the selection of Anton & Chia LLP, as the Company’s independent auditors for the Company’s fiscal year 2016.

3.	To hold an advisory vote on executive compensation.

4.	Any such other business, if any, which may properly come before the meeting.

The Board of Directors has fixed the close of business on July 11, 2016 as the record date for the determination of the stockholders entitled to notice of and to vote at the meeting. Our Annual Report, which is our most recently filed annual report on Form 10-K, is being mailed with this Notice and Information Statement to all shareholders of the record date.

WE ARE NOT ASKING FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Notice of the Annual Meeting is hereby given by order of the Board of Directors

Joseph Lu
Chief Executive Officer
Chairman of the Board of Directors

 July ____ 2016

POWIN CORPORATION
20550 SW 115TH Ave.
Tualatin, OR 97062

 July __, 2016

INFORMATION STATEMENT

INFORMATION CONCERNING THE ANNUAL MEETING
OF SHAREHOLDERS

 This Information Statement is being furnished  to shareholders in connection with the Annual Meeting of   shareholders of Powin Corporation  (“Company”) to be held on August 17, 2016, and at any adjournment thereof. The Annual Meeting will be held at the Company’s headquarters located at 20550 SW 115th Ave. Tualatin, OR 97062 at 10:30 am  Pacific Daylight Savings Time.

At the Annual Meeting, shareholders will consider:

1.	The election of seven (7) directors.

2.	The ratification of the selection of Anton & Chia LLP as the Company’s independent auditors for the Company’s fiscal year 2016.

3.	To hold an advisory vote on executive compensation.

4.	To transaction such other business, if any, which may properly come before the meeting.

 All shareholders of record as of  July 1, 2015   (“Record Date”) are invited to attend the Annual Meeting. Shares directly may be voted in person at the Annual Meeting. Beneficial owners must obtain a valid voting form from the record owner in order to vote in person at the Annual Meeting.

WE ARE NOT ASKING FOR YOUR PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY

A quorum at the Annual Meeting shall consist of a majority of the outstanding   shares entitled to vote, represented in person. Abstentions and broker non-votes are not entitled to vote on any matter and, therefore, will have no effect against any proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares in the absence of such instructions.

Each holder of our common stock is entitled to one vote for each share registered in the name of the holder on the records of the Company on the Record Date. As of the record date, there were 16,261,839 shares of the Company’s common stock issued, outstanding and entitled to vote. As of the Record Date, the Joseph Lu Trust and the Mei Yi Lu Trust hold an aggregate of 12,893,200 shares of the Company’s common stock. The Company has been informed that the Trusts intend to vote all of their shares of the Company’s common stock: (1) “FOR” the election of each of the named nominees for director; (2) “FOR” ratification of the selection of Anton & Chia LLP as the Company’s independent auditors for the Company’s fiscal year 2016; (3)   “FOR” the approval of the executive compensation under the shareholder advisory vote. Accordingly, these matters are expected to be approved.

On or about August 3, 2016, the merger (“Merger”) of Powin Corporation and Powin Energy Corporation, as described in the Company’s Information Statement mailed to shareholders of the Company on July 13, 2016, will become completed.  As a result of the Merger, the name of Powin Corporation will be changed to Powin Energy Corporation and the sole business and assets of Powin Corporation will be the business and assets of Powin Energy Corporation. The historical business, assets and liabilities of Powin Corporation were dropped down into a wholly-owned subsidiary of Powin Corporation called Q Pacific Corporation.  Since the Merger will not become effective prior to the mailing of this Information Statement, the name of the Company will continue to be referred to as “Powin Corporation” throughout this Information Statement.

PROPOSAL 1:	ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six (6) members, each with terms expiring at the 2016 Annual Meeting.  Our Board of Directors will be increased to seven (7) members. Our current directors, Joseph Lu and Jim Osterman, have been recommended by our Board for election to serve as directors for one-year terms until the 2017 Annual Meeting or until their successors are duly elected and qualified.  The other five (5) nominees will be newly directors. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the shareholders will vote for a substitute candidate. The Board has no reason to believe that any substitute nominee or nominees will be required.

The Board of Directors held five (5) meetings in the fiscal year ended December 31, 2015. Each of the then current directors attended at least four (4) of the meetings. The 2015 annual   meeting of directors was held on July 31, 2015, at which five (5) of our current directors were in attendance.

Nominees for Election

The Board of Directors performs the functions of a nominating committee and selects all nominees for election at stockholder meetings.  The Company does not have a separate charter with respect to the nomination of directors.  The Board of Directors does not believe a separate nominating committee is necessary as the Company is not currently required to have a separate committee and the full Board of Directors desires to participate in the discussions regarding the structure, qualifications and needs of the Board.

The identification and selection of director nominees is made by the members of the Board in consultation with one another.  The Board of Directors has not established specific minimum qualifications for nominees, but does evaluate prospective nominees for directors based on their perceived character, judgment, independence, financial or business acumen, diversity of experience, ability to represent and act on behalf of all stockholders, as well as the needs of the Board of Directors.  Other than the diversity of experience of our directors, the Board did not consider diversity in the selection of the director nominees for this Annual Meeting.  The Board of Directors does not have a policy concerning the consideration of director candidates recommended by stockholders, as no director candidates have been recommended by stockholders in recent years.

The following table sets forth the name and age of each nominee for director, indicating all positions and offices currently held with the Company.

Name	Principle Position	Age	Director Since

Joseph Lu	Chief Executive Officer/Director	61	1990
Jim Osterman	Director, Compensation	77	2013
Geoffrey L. Brown	President (a)	38
Virgil Beaston	Chief Technology Officer (b)	53
David Hogg	None	56
Xin Luo	None	50
Xilong Zhu	None	50
___________________________________

(a)           As of the date of this Information Statement, Mr. Brown is the President of Powin Energy Corporation, the Company’s subsidiary. Upon the effectiveness of the merger between Powin Corporation and Powin Energy Corporation. Mr. Brown will become President of Powin Corporation under its new name of Powin Energy Corporation.

(b)           As of the date of this Information Statement. Mr. Beaston is the Chief Technology Officer of Powin Energy Corporation.  Upon the effectiveness of the merger between Powin Corporation and Powin Energy Corporation. Mr. Beaston will become the Chief Technology Officer of Powin Corporation under its new name of Powin Energy Corporation.

Joseph Lu formed Powin Corporation in 1990 and has served as its President since inception. Effective March 12, 2012, Joseph Lu was appointed as interim Chief Financial Officer until such time as the Company hires a permanent Chief Financial Officer. Mr. Lu also resigned as President of the Company but will continue as Chief Executive Officer. Prior to founding Powin, Mr. Lu served as the General Manager of the Shunn Feng Ind. Co., Ltd. in Taiwan.  From 1980 to 1986, Mr. Lu was employed as an Environmental Engineer for the Sinotech Engineering Consultant Co. in Taiwan. From 1979 to 1980, Mr. Lu was a quality control inspector for the Shunn Feng. Ind. Co. Ltd. in Taiwan.  Additionally, from 1988 to 1996, Mr. Lu was the President of the Euro Belt Factory Ltd. in Taiwan.  From 1995 to 2006, Mr. Lu was the President of the Qingdao Triple Master Fitness Co., a company that manufactured fitness equipment.  In 2000, Mr. Lu began serving as president of the Qingdao Wei Long Co. Ltd., a company that manufactures outdoor camping cookware. Mr. Lu received a degree in Chinese Culture from the University of Taipei in Taiwan.  He also received a B.A. degree in Chemical Science.

Jim Osterman was appointed to the Board of Directors on November 6, 2013. Mr. Osterman is currently the President of JSO Ventures, LLC, Oregon City, Oregon which is a real estate investment and management consulting firm. Previously, Mr. Osterman was Chairman and CEO of Blount International, Inc. from 2002 to 2010.  He was President of the Outdoor Power Group of Blount from 1986 to 2002; Senior Vice President of Marketing, Manufacturing and Engineering from 1979 to 1986; and Director of European Operations from 1968 to 1979. Mr. Osterman lived in Europe for twelve years in that position. Mr. Osterman joined the Board of Directors of Cascade Corporation in 1994 and served as Chairman of the Board from 2002 to 2013.Mr. Osterman attended Western Oregon University and the Harvard Business School Program for Management Development. Mr. Osterman has fifty years of worldwide international business experience beginning with Omark Industries, Inc. in 1959. Mr. Osterman serves as the Company’s Compensation Committee.

Geoffrey L. Brown has over ten years of commercial and technical experience in the wind, solar and energy storage industry. He has been involved in renewable and energy storage sales efforts to utility and industrial customers across North America. From 2015 to January 2016, he was the Director of Business Development of Microgrid development for NRG Renew, Inc. From 2013 to 2014, he served as the Director of Business Development for energy storage system sales for Beacon Power, LLC. Mr. Brown was Director of Renewable Energy Business Development for Element Power Us, LLC in Portland, OR from 2009 to 2013. Mr. Brown holds a BS in Biological and Environment Engineering from Cornell University School of Engineering.

Virgil Beaston has been the Chief Technology Officer for Powin Energy Corporation since 2011. Mr. Beaston is an engineer and a patent attorney focusing on the design and manufacture of scalable energy storage systems. In 2008, Mr. Beaston resigned from a large US intellectual property law firm and co-founded a start-up company to design and manufacture energy storage products. Shortly thereafter, he moved to Shenzhen, China to establish a small factory that designed and produced energy storage products.

David Hogg serves as the President of Europe at Shunfeng International Clean Energy Limited, formerly known as Shunfeng Photovoltaic International (Limited). Mr. Hogg served as the Chief Operating Officer of Suntech Holdings Co. Ltd since August 2015. He was the founder of CSG Solar AG (Germany) and served as its Chief Executive Officer since 2004. Mr. Hogg served as the Head of Suntech Europe for Suntech Power Holdings Co. Ltd from November 2009 to August 2010. Thereafter, Mr. Hogg was Head of Europe Operations at Suntech Group Europe Ltd. and as Chief Executive Officer at Innotech Solar until June 2013. Mr. Hogg received a BS Degree in Mechanical Engineering from the University of New South Wales (Sydney) in 1982.

Xin Luo has been the Chief Executive Officer of Shunfeng International Clean Energy Limited, formerly known as Shunfeng Photovoltaic International (Limited), since January 1, 2015. Mr. Luo served as the Chief Executive Officer of Wuxi Suntech Power Co. Ltd. from February –December 2014. From 2000- 2006, he served as the General Manager of Thomson Consumer Electronics Inc. and as Global Head of Strategic Sourcing and General Manager of Nortek Inc. from 2006 to 2010. Mr. Luo obtained an MBA in Supply Chain Management and International Marketing from Michigan State University in 2000 and a BS Degree in Economics from Hangzhou College of Commerce in 1988.

Xilong Zhu, also known as Logan Zhu, is the founder of MD Barnmaster Factory and serves as President of Triple Master Group Corporation in Qingdao, China since July 1994. Mr. Zhu joined Shandong Machinery and Equipment Import and Export Group Corporation in 1988 and served as Manager of the Import and Export Department from 1990 to 1994. Mr. Zhu holds an MBA from Tsinghua University and BS in Science from the Department of Automotive Engineering of Tsinghua University.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2:	RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS

The Company’s financial statements for the fiscal year ended December 31, 2015 were certified by Anton & Chia, LLP. The following   table sets forth the aggregate fees billed to the Company by Anton & Chia LLP for each of the last two fiscal years:

	FISCAL YEAR 2015	FISCAL YEAR 2014

Audit Fees	$79,560	$79,560
Audit Related Fees	5,831	10,370
	$85,391	$89,930

The Audit Committee has considered whether the services described above are compatible with maintaining the accountant’s independence and has determined that such services have not adversely affected Anton & Chia’s independence.

The Audit Committee has appointed Anton & Chia LLP to serve as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016, subject to ratification by our shareholders. If shareholders do not ratify the selection of Anton & Chia LLO as out independent registered public accountants, the Audit Committee will review alternative in its selection of independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS THE RATIFICATION OF ANTON & CHIA LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

The Audit Committee

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the quality, integrity and annual independent audit of the Company’s financial statements.  During the fiscal year ended December 31, 2015, the Audit Committee was composed of one member, George Gabriel, who was not an officer or employee of the Company or any subsidiary of the Company. Furthermore, Mr. Gabriel did not have any other material relationship with the Company that would interfere with his exercise of independent judgment. The Board determined that Mr. Gabriel qualified as an “audit committee financial expert” as defined by Item 401(h) of the Regulation S-K adopted under the Securities Exchange Act of 1934, as amended.  Mr. Gabriel was appointed as the Audit Committee on December 19, 2013. Since Mr. Gabriel has not been nominated for election to the Board of Directors, the newly elected directors will need to appoint a member or members to the audit Committee for the fiscal year ended December 31, 2016.

The Audit Committee Report

The following Audit Committee report describes the Audit Committee’s   review of the Company’s audited financial statements for the fiscal year ended December 31, 2015.

Management of the Company is responsible for the Company’s internal controls and financial reporting process. The Company’s auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee held discussions with management and reviewed the audit process. Management represented that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management.

Based on the Audit Committee’s discussions with management and the Audit Committee’s review of the representations of management, the Audit Committee recommend to the Board of Directors that the audited financial statements be included in the Company’s Annual Report in Form 10-K for year ended December 31, 2015, as filed with the SEC.

EXECUTIVE COMPENSATION

The following table summarizes the total compensation of the Company’s President and the Company's other executive officers for the fiscal years ended December 31, 2015 and December 31, 2014

Summary Compensation Table
Name and principal position	Year	Salary	Bonus	Stock awards	Option Awards	All other compensation	Total
		($)	($)	($)	($)	($)	($)
Joseph Lu	2015	66,000	-	2,030	-	-	68,030
President/CEO	2014	59,001		3,525			62,526

Jingshuang Liu	2015	96,000		2,030			98,030
	2014	96,118		3,525			99,643

Stock awards represent the market value of common stock issued to members of the board of directors as compensation for their services. For the year ended December 31, 2015, shares were paid quarterly to each director. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our board of directors. Our board of directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director.

The following table summarizes the total compensation paid to the Company’s directors for the fiscal year ended December 31, 2015.

Director Compensation Table
Name and principal position	Year	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	All other compensation	Total
		($)	($)	($)	($)	($)	($)
George Gabriel	2015		2,030				2,030
Director, Audit Committee

Danny Lu	2015		2,030				2,030
Vice President/Director

Jim Osterman	2015		2,030				2,030
Director
M. Todd Singh Director	2015		2,030				2,030
 Compensation of Directors

Members of the Board of Directors are compensated at the rate of 500 shares of our common stock per fiscal quarter.  We may elect to issue additional stock options to such persons from time to time.

Pension, Retirement or Similar Benefit Plans

We offer a 401(k) safe harbor Company matching contribution to all of our employees, including employees of our subsidiary company’s since 2014, including Joseph Lu, Jingshuang Liu and Danny Lu   We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or the Compensation Committee

 Compensation Discussion and Analysis

The Company has a Compensation Committee whose sole member is Jim Osterman. This committee was only recently formed and as a result did not meet in 2014 for purposes of reviewing and making recommendations to the Board of Directors for the establishment of the general compensation policies of the Company and the specific compensation for executive officers.  Consequently, the Board of Directors performed the functions of a compensation committee relative to executive compensation.

Executive Compensation Policy

The Company and its Board of Directors have no formal policy in respect to setting executive compensation.  However, any objective of an executive compensation program is to attract and retain qualified individuals who provide the skills and leadership necessary to enable a company to achieve earnings growth and return on investment objectives, while maintaining a commitment to equal employment opportunity and affirmative action guidelines and practices.  The Board of Directors leaves the compensation of its executive officers, including the Company's President and Chief Executive Officer to the discretion of President and CEO pending the recommendations of the Compensation Committee for fiscal year ended December 31, 2015.

Executive Benefits

All executive officers participate in our benefit programs.  We provide health and welfare benefits, including health coverage.  In addition, our executive officers will be eligible for retirement benefits.

Related Party Transactions

Each executive officer, director and director nominee is obligated to disclose any transactions with the Company in which the executive officer, director and director nominee, or any member of his or her immediate family, have a direct or indirect material interest.  Our Board of Directors would resolve any conflict of interest question involving our chief executive officer, and either our Board of Directors or our chief executive officer would resolve any conflict of interest issue involving any other officer or employee of the Company.  In each case, all transactions between the Company and our officers and directors will be on terms no more favorable to those related parties than the terms provided to independent third parties.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended December 31, 2015, all filing requirements applicable to our officers, directors and greater than 10% percent beneficial owners were complied with.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2015, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock. Beneficial ownership consists of a direct interest in the shares of common stock.

Title of class	Name and address of beneficial owner	Amount and nature of beneficial ownership		Percent of class
Common stock	Joseph Lu 20550 SW 115th Ave Tualatin, OR 97062	19,351,036	(a)	79.28%

Common stock	Danny Lu 20550 SW 115th Ave Tualatin, OR 97062	2,523,604	(b)	3.72%

Common stock	Jingshuang (Jeanne) Liu 12155 SW Ibis Terrace Beaverton, OR 97007	70,167		(c)

Common stock	George Gabriel 16135 SW Cormorant Dr. Beaverton, OR 97007	7,500		(c)

Common stock	James Osterman 12155 SW Ibis Terrace Beaverton, OR 97007	5,000		(c)

Common stock	M. Todd Singh 5540 Summit Street West Linn, OR 97068	4,000		(c)

(a)           These shares are held by the Joseph Lu Trust and Mei Yi Lu Living Trust dated August 17, 2007, respectively. These shares include 5,951,946 shares of Common Stock which are deemed to be beneficially held as a result of Mr. Lu’s holding of 5,951,946 shares of the Company’s Series B Convertible Preferred Stock which are immediately convertible into an equal number of the Company’s Common Stock.

(b)           These shares include 1,918,104 shares of Common Stock which are deemed to be beneficially held as a result of Mr. Lu’s holding of 1,918,104 shares of the Company’s Series B Convertible Preferred Stock which are immediately convertible into an equal number of the Company’s Common Stock.

(c)           Less than 1%.

As used in the foregoing table, “beneficial ownership” of securities means the sole or shared power to vote, or to direct the voting of, such securities or the sole or shared investment power with respect to such securities, including the power to dispose of, or to direct the disposition of, such securities. In addition, for purposes of the foregoing table, a person is deemed to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after December 31, 2015. “Beneficial ownership” also includes that ownership of securities that may be imputed to any control group of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Except as described below, no director, executive officer, principal shareholder holding at least 5% of our common shares, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction, during the years ended December 31, 2015 and December 31, 2014, in which the amount involved in the transaction exceeded $120,000.

Lu Pacific Properties LLC (“Lu Pacific”), of which Joseph Lu is the controlling member and Manager, owns the facilities currently used by the Company and its subsidiaries. Payments made by the Company to Lu Pacific were as follows:

Year ended December 31,	2015	2014

Powin Corporation	$383,805	$422,160
Powin Manufacturing	187,128	187,128
Powin Industries SA de CV (Powin Mexico)	145,596	97,064
Total	$716,529	$706,352

On January 27, 2014, the Company borrowed an additional $250,000 from Danny Lu. The note is due June 30, 2014 and accrues interest at 6%. Danny Lu is the son of Mr. Lu. The note is extended to June 30, 2015, with interest rate of 6%.

On February 11, 2014, the Company borrowed an additional $250,000 from Peter Lu. The note is due June 30, 2014 and accrues interest at 6%. Peter Lu is the son of Mr. Lu. The note is extended to June 30, 2015, with interest rate of 6%.

On February 24, 2014, the Company borrowed an additional $100,000 from Danny Lu. The note is due July 31, 2015 and accrues interest at 6%.

On March 28, 2014, the Company borrowed an additional $100,000 from Danny Lu. The note is due June 30, 2014 and accrues interest at 6%. The note is extended to June 30, 2015, with interest rate of 6%.

On March 28, 2014, the Company borrowed an additional $200,000 from Peter Lu. The note is due June 30, 2014 and accrues interest at 6%. The note is extended to June 30, 2015, with interest rate of 6%.

On April 29, 2014, the Company issued a promissory note in the amount of $300,000 to Lu Pacific. The note is due July 31, 2015 and accrues interest at 6%.

On May 15, 2014, the Company borrowed an additional $200,000 from Mr. Lu. The note is due June30, 2014 and accrues interest at 6%. The note is extended to June 30, 2015, with interest rate of 6%.

On June 11, 2014, the Company borrowed an additional $70,492 from Mr. Lu. The note is due July 15, 2014 and accrues interest at 6%. The note is extended to June 30, 2015, with interest rate of 6%.

On June 25, 2014, the Company borrowed an additional $200,000 from Mr. Lu. The note is due July 1st, 2014 and accrues interest at 5%. The note is extended to June 30, 2015, with interest rate of 6%.

On August 4, 2014, the Company issued a promissory note in the amount of $80,000 to Danny Lu. The note is due June 30, 2015, is with no collateral, and accrues interest at 6%.

 On August 4, 2014, the Company issued a promissory note in the amount of $80,000 to Peter Lu. The note is due June 30, 2015, is with no collateral, and accrues interest at 6%.

On August 15, 2014, the Company issued a promissory note in the amount of $25,000 to Danny Lu. The note is due June 30, 2015, is with no collateral, and accrues interest at 6%.

 On August 15, 2014, the Company issued a promissory note in the amount of $25,000 to Peter Lu. The note is due June 30, 2015, is with no collateral, and accrues interest at 6%.

On August 29, 2014, the Company issued a promissory note in the amount of $208,475 to Lu Pacific. The note is due June 30, 2015 and accrues interest at 6%.

On December29, 2014, the Company issued a promissory note in the amount of $200,000 to Mr. Lu. The note is due June 30, 2015, is with no collateral, and accrues interest at 6%.

Code of Ethics

 We adopted a Code of Business Conduct and Ethics that applies to, among other persons, our company’s president (being our principal executive officer, principal financial officer and principal accounting officer), as well as persons performing similar functions. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote;

1.	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

2.
full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the Securities and Exchange Commission and in other public communications made by us;

3.	compliance with applicable governmental laws, rules and regulations;

4.	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and

5.	accountability for adherence to the Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics requires, among other things, that all of our company’s personnel shall be accorded full access to our president with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our company’s personnel are to be accorded full access to our company’s board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws.  Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our company’s president.  If the incident involves an alleged breach of the Code of Business Conduct and Ethics by the president, the incident must be reported to any member of our board of directors.  Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter.  It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our company’s Code of Business Conduct and Ethics.

 Our Code of Business Conduct and Ethics was filed as an exhibit with our Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 31, 2009.  We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request.  Requests can be sent to the Company address listed above.

PROPOSAL NO.3:	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act requires that we include in this Information Statement a non-binding stockholder vote on our executive compensation as described in this Information Statement, commonly referred to as “Say-on-Pay”.  At the 2013 Annual Meeting, the shareholder advisory vote on the frequency of such advisory votes in executive compensation   was in favor of an annual advisory vote on executive compensation. The Company agreed to abide by such advisory vote. As a result, we are including a proposal on an advisory vote in executive compensation. We encourage stockholders to review the Compensation Table which is set forth in this Information Statement.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE CURRENT EXECUTIVE COMPENSATION.

Because the vote is advisory, it will not be binding upon the Board of Directors and the Board of Directors will not be required to take any action as a result of the outcome of the vote on this proposal. The Board of Directors will carefully consider the outcome of the vote when considering future executive compensation.

Financial Statements

The annual report of the Company containing financial statements for the year ended December 31, 2015 on Form 10-K is enclosed with this Information Statement.

 Deadline for Stockholder Proposals

We will provide notice of our 2016 Annual Meeting when the date for such meeting has been determined by the Board of Directors.  No stockholder proposal will be included in the Company's Information Statement relating to our 2016 Annual Meeting   unless it is received by the Company on or before January 31, 2016.

Other Matters to Come Before the Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Information Statement. If other matters properly come before the meeting, however, shareholders entitled to vote will vote in this own discretion.

Shareholder Communications with the Board of Directors

Shareholders may communicate with the Board of Directors by sending any correspondence they may have in writing to the Company’s Secretary, Nicolas Goyak, Esq. at 20550 SW 115th Ave. Tualatin, OR 97062 who will then forward such correspondence to the Chairman of the Board. The Chairman of the Board will decide what action should be taken with respect to the communication, including whether such communication should be reported to the Board of Directors.